Exhibit 10.a



     Amended and Restated Master Repurchase Agreement
     September 1996 Version


     Dated as of April 5, 2001

     Between:

         Merrill Lynch Mortgage Capital Inc. ("Buyer")

     And

         Green Tree Finance Corp. - Three ("Seller")


1. Applicability

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2. Definitions

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or
          (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

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     (b)  "Additional Purchased Securities", Securities provided by Seller to
          Buyer pursuant to Paragraph 4 (a) hereof;

     (c) "Buyer"s Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (d) "Buyer's Margin Percentage', with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

     (e)  "Confirmation", the meaning specified in Paragraph 3 (b) hereof,

     (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

     (g)  "Margin Deficit", the meaning specified in Paragraph 4 (a) hereof;

     (h)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

     (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

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     (l)  "Pricing Rate", the per annum percentage rate for determination of the
          Price Differential;

     (m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

     (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

     (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4 (b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4 (a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4 (a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

     (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3 (c) or 11 hereof;

     (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

     (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3. Initiation; Confirmation; Termination

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

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     (b)  Upon agreeing to enter into a Transaction hereunder, Buyer or Seller
          (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4. Margin Maintenance

     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the

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          aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c)  If any notice is given by Buyer or Seller under subparagraph (a) or
          (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

     (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5. Income Payments

     Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

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6. Security Interest

     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7. Payment and Transfer

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8. Segregation of Purchased Securities

     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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     Required Disclosure for Transactions in Which the Seller

     Retains Custody of the Purchased Securities

     Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will] * [may] ** be subject to liens granted by Seller to [its clearing bank] * [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

     * Language to be used under 17 C.F.R. (beta)403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.

     ** Language to be used under 17 C.F.R. (beta)403.5(d) if Seller is a financial institution.

9. Substitution

     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10. Representations

     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

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11. Events of Default

     In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

     (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:


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                                       8

          (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

          (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

          Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

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     (g)  The defaulting party shall be liable to the nondefaulting party for
          (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

     (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11 (h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12. Single Agreement

     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13. Notices and Other Communications

     Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

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14. Entire Agreement; Severability

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15. Non-assignability; Termination

     (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

     (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16. Governing Law

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17. No Waivers, Etc.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18. Use of Employee Plan Assets

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19. Intent

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined In FDICIA).

20. Disclosure Relating to Certain Federal Protections

     The  parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


Merrill Lynch Mortgage Capital Inc.            Green Tree Finance Corp. -- Three

By:  /s/ James B. Cason                        By:  /s/ Phyllis a. Knight
     -------------------------------                ----------------------------

Title:  Director                               Title:  Senior Vice Pres & Treas.
        ----------------------------                   -------------------------

Date:  4/5/01                                  Date:  4/5/01
       -----------------------------                  --------------------------


Conseco Finance Corp.,
    solely for purposes of confirming
    its obligations under Paragraphs 19
    and 23 of Annex I

By:  /s/ Phyllis A. Knight
     -------------------------------

Title:  Senior Vice Pres. & Treas.
        ----------------------------

Date:  4/5/01
       -----------------------------

                                     ANNEX I

                              SUPPLEMENTAL TERMS TO
             THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT,
                       DATED AS OF APRIL 5, 2001, BETWEEN
                     MERRILL LYNCH MORTGAGE CAPITAL INC. AND
                         GREEN TREE FINANCE CORP.--THREE

1. APPLICABILITY. These Supplemental Terms (the "Supplemental Terms") to the Master Repurchase Agreement (the "Master Repurchase Agreement", and collectively with these Supplemental Terms, the "Agreement") modify the terms and conditions under which the parties hereto, from time to time, enter into Transactions.

2.        ADDITIONAL DEFINITIONS.

          (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement.

          (b) "Adjusted Tangible Net Worth" means, at any date, the sum of (a) GAAP Net Worth plus (b) the amount of intercompany Indebtedness converted to preferred stock effective September 22, 2000 (to the extent such preferred stock is not included in GAAP Net Worth), plus (c) writedowns on or after September 22, 2000 of all Interest Only Securities and capitalized servicing rights of Conseco Finance and its Subsidiaries, in an aggregate amount not to exceed $450,000,000, minus (d) any Indebtedness owing by Conseco Inc. or any of its Affiliates (other than Conseco Finance or any Subsidiary thereof) to Conseco Finance or any Subsidiary thereof as of such date, minus (e) any amount that would be included on the consolidated balance sheet of Conseco Finance as goodwill and deferred charges in accordance with GAAP.

          (c) "Affiliate", with respect to any Person, refers to a spouse of such Person, any relative (by blood, adoption or marriage) of such person within the third degree, any director, officer, employee or partner of such Person, and any other Person, directly or indirectly controlling, controlled by or under common control with such Person, and any Affiliate of any of the foregoing. The term "control" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person, whether through the ownership of securities, by contract or otherwise.

          (d)  "Buyer" shall refer to Merrill Lynch Mortgage Capital Inc.

          (e) "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions in the States of Minnesota or New York are authorized or obligated by law, executive order, or governmental decree to be closed; all references to "business day" in the Master Repurchase Agreement shall be deemed to be references to Business Day.

          (f) "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

          (g) "Change of Control" means any acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 30% or more, in the case of Conseco, Inc., 45% or more, in the case of Conseco Finance, and 100% in the case of Seller, of the outstanding shares of voting stock of the applicable entity (other than an acquisition by any Person or Persons who are officers or directors of the subject entity on the date hereof or any Affiliate thereof controlled by the relevant officer or director).

          (h) "Chattel Paper" refers to a MH Contract that does not constitute a Land-and-Home Contract.

          (i)  "Conseco Finance" refers to Conseco Finance Corp.

          (j) "Custodial Agreement" shall refer to the amended and restated reverse repurchase tri-party custodial agreement dated as of even date herewith, between the parties having ownership interests in the related Securities and the party named as custodian therein, providing for the maintenance of ownership records relating to the Securities.

          (k) "Custodian" refers to the party named as custodian in the Custodial Agreement, or any permitted successor thereto.

          (l) "Electronic Ledger" refers to the electronic master record of installment sale contracts of the Seller.

          (m) "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

          (n)  "FHA" shall refer to the Federal Housing Administration of HUD.

          (o)  "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

          (p) "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

          (q)  "Fixed Charge Coverage Ratio" means, for any period, the ratio of
               (a) Pre Tax Operating Income for such period to (b) Interest Expense for such period.

          (r) "GAAP" means generally accepted accounting principles consistently applied.

          (s) "GAAP Net Worth" means, at any date, the stockholders' equity that would be reflected on a consolidated balance sheet of Conseco Finance and its Subsidiaries at such date prepared in accordance with GAAP, inclusive of preferred stock, to the extent such preferred stock is not included in stockholders' equity in accordance with GAAP.

          (t)  "Guarantor" shall refer to Conseco Finance.

          (u) "Guaranty" shall refer to the guaranty by Guarantor of the obligations of Seller under the Agreement in the form of Exhibit E hereto.

          (v) "High LTV HELOC Loans" shall refer to Home Equity Loans having a loan-to-value ratio of not greater than 115% and a minimum FICO score of 670.

          (w) "Home Equity Loans" shall refer to the home equity loans secured by first or second liens on single family residential real property (including, without limitation, condominiums and planned unit developments), the ownership of which is evidenced by a Trust Receipt.

          (x) "Home Improvement Loans" refers to home improvement installment loan contracts and promissory notes, the ownership of which is evidenced by a Trust Receipt. Each Home Improvement Loan shall be secured by a first, second or third lien on single family residential real property (including, without limitation, condominiums and planned unit developments).

          (y) "HUD" shall refer to the Department of Housing and Urban Development.

          (z) "Indebtedness" of Conseco Finance means Conseco Finance's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property (whether real or personal, tangible or intangible) or services (other than accounts payable arising in the ordinary course of such Conseco Finance's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by Conseco Finance, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) capitalized lease obligations, (f) rate hedging obligations, (g) contingent obligations of any type, (h) obligations for which Conseco Finance is obligated pursuant to or in respect of a letter of credit or similar instrument and (i) repurchase obligations or liabilities of Conseco Finance with respect to accounts or notes receivable and chattel paper sold by such Person.

          (aa) "Interest Expense" means, for any period, all interest paid or accrued during such period by Conseco Finance and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          (bb) "Interest Only Security" means any interest retained by Seller or its Affiliate relating to the sale or securitization of loans, leases, receivables or installment contracts, which constitutes an interest only security asset in accordance with GAAP.

          (cc) "Land-and-Home Contract" refers to a MH Contract that is secured by a mortgage or deed of trust on real estate on which the related manufactured home is situated, and which manufactured home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

          (dd) "List of Home Equity Loans" shall mean a detailed listing of Home Equity Loans provided by Seller to Buyer.

          (ee) "List of Home Improvement Loans" shall mean a detailed listing of Home Improvement Loans provided by Seller to Buyer.

          (ff) "List of MH Contracts" shall mean a detailed listing of MH Contracts provided by Seller to Buyer.

          (gg) "Loan File" shall have the meaning set forth in the Custodial Agreement.

          (hh) "Market Value" shall, in addition to the definition set forth in the Master Repurchase Agreement, provide that:

               (i) the Market Value of any Security shall be determined solely by Buyer;

               (ii) the Market Value of a Security shall be determined by valuing such Security net of any applicable servicing fee;

              (iii) except as otherwise agreed to by Buyer in its sole
                    discretion, a value of zero shall be assigned to:

                    (1) any Security is more than thirty (30) days past its due date;

                    (2) any Wet Security other than Wet Chattel Paper with respect to which the related Loan File has not been delivered to the Custodian within ten (10) Business Days of the Purchase Date thereof with respect to the first $100,000,000 of Wet Securities outstanding and seven (7) Business Days for all Wet Securities in excess of such $100,000,000 threshold;

                    (3) any Wet Chattel Paper with respect to which the Loan File has not been delivered to the Custodian within twenty-one (21) days of the Purchase Date thereof;

                    (4) any Security that remains subject to this Agreement for more than 270 days, unless such Security is subject to a forward purchase commitment by a third-party purchaser and in a form acceptable to Buyer in its sole discretion, shall have a Market Value of zero;

                    (5) any Security that was originated more than 180 days prior to its initial Purchase hereunder other than as provided in Paragraph 12 (i) hereof;

                    (6) any Security determined by Buyer in its reasonable business judgment not to be eligible for whole loan sale or securitization in a transaction consistent with prevailing standards in the asset sale and securitization industry;

                    (7) any Security would, in the reasonable judgment of Buyer, be classified as "predatory" under applicable consumer lending laws or would cause Buyer to violate any order, agreement or other contractual arrangement to which Buyer is subject to or is a party to; and

               (iv) in no event shall the Market Value of a Security exceed the outstanding principal amount thereof.

          (ii) "MH Contract" refers to a first lien manufactured housing conditional sales contract, including any Land-and-Home Contract and Chattel Paper, the ownership of which is evidenced by a Trust Receipt.

          (jj) "Net Income" means, for any period, with respect to Conseco Finance and its Subsidiaries on a consolidated basis (other than any Subsidiary which is prohibited from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

          (kk) "Non-Warehouse Debt" means, at any time, all Indebtedness of Conseco Finance for borrowed money (including without limitation all liabilities in respect of deposit products, notes payable, notes payable to Conseco Inc. (net of receivables due from Conseco Inc.), bonds and other Indebtedness) less the sum of Unrestricted Cash and Cash Equivalents at such time plus the book value of all finance receivables and plus 85% of servicing advance receivables.

          (ll) "Operating Cash Flow" means, for any period, cash flow from the operations of Conseco Finance for such period (as reported under "Cash Flow From Operations" in Conseco Finance's statements of cash flow filed with the Securities and Exchange Commission) for such period.

          (mm) "Owner" shall have the meaning set forth in the Custodial Agreement.

          (nn) "Person" refers to a corporation, association, partnership, organization, business, trust, individual, a government or political subdivision thereof, any governmental agency or any other entity.

          (oo) "Pre Tax Operating Income" means, for any period, Net Income for such period, plus (a) income and franchise taxes paid or accrued during such period, (b) Interest Expense, (c) losses derived from discontinued operations of Conseco Finance and its Subsidiaries during such period and (d) extraordinary losses and non-recurring losses of Conseco Finance and its Subsidiaries in an amount with respect to Interest Only Securities and capitalized servicing rights of Conseco Finance and its Subsidiaries not to exceed $450,000,000 in the aggregate minus (a) income derived from discontinued operations of Conseco Finance and its subsidiaries during such period and (b) extraordinary gains and non-recurring gains of Conseco Finance and its Subsidiaries.

          (pp) "Purchase Agreement" means the form of purchase agreement attached hereto as Exhibit E.

          (qq) "Securities" shall refer to MH Contracts, Home Improvement Loans and Home Equity Loans; provided, however, that such MH Contracts, Home Improvement Loans and Home Equity Loans shall not be deemed to be securities for any federal securities law or state blue sky law purposes; provided, further, that in the event Merrill Lynch Capital Markets is not selected to be, or has resigned as, the lead manager or a co-manager for the securitization of any of the MH Contracts, Home Improvement Loans or Home Equity Loans, such MH Contracts, Home Improvement Loans or Home Equity Loans shall, at the election of Buyer in its discretion, be deemed not to be eligible for purchase by Buyer hereunder.

          (rr) "Seller" shall refer to Green Tree Finance Corp.--Three.

          (ss) "Step-Up Rate Contract" shall refer to any MH Contract bearing interest during an initial period at a fixed rate that is lower than the fixed rate borne thereafter.

          (tt) "Structured Transaction" means an asset-backed or mortgage-backed securitization.

          (uu) "Subsidiary" means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by Conseco Finance or by one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          (vv) "Total Managed Receivables" means, for any period, the "averaged managed receivables", as such term is reported in the related filing with the Securities and Exchange Commission for such period.

          (ww) "Transaction" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to deliveries of Securities or cash pursuant to Paragraph 4(a) of the Master Repurchase Agreement and substitutions pursuant to Paragraph 9 of the Master Repurchase Agreement.

          (xx) "Trust Receipt" means a receipt issued by the Custodian under the Custodial Agreement.

          (yy) "UCC" refers to the Uniform Commercial Code as in effect in the applicable jurisdiction.

          (zz) "Unrestricted Cash" means, at any date, all available cash on deposit in bank accounts of Conseco Finance, provided the accounts into which such cash is deposited are not subject to any lien, security interest or control agreement or otherwise encumbered (excluding customary rights of set-off) or restricted in any way.

         (aaa) "Wet Chattel Paper" means Chattel Paper for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

         (bbb) "Wet MH Contracts" means those Land-and-Home Contracts for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

         (ccc) "Wet Home Equity Loans" means those Home Equity Loans for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

         (ddd) "Wet Home Improvement Loans" means those Home Improvement Loans for which the related Loan Files have not been delivered to the Custodian as of the Purchase Date.

         (eee) "Wet Security" means a Wet Home Improvement Loan, Wet Home Equity Loan and/or Wet MH Contract.

3. CONFIRMATIONS. Each Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) business days after the objecting party's receipt of such Confirmation.

4. INCOME PAYMENTS. So long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all payments of principal and interest and principal prepayments payable to the holder of the Purchased Securities.

5.        SECURITY INTEREST.

          (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Buyer shall have a perfected first priority security interest in all of the Purchased Securities.

          (b) Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the UCC.

          (c) In the event that Buyer elects to engage in repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Seller, provide Buyer's counterparty in such repurchase transaction with an opinion of counsel to the effect that such counterparty has either an ownership interest or a perfected first priority security interest in such Purchased Securities.

6.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

               (i) the execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

               (ii) the Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

          (b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

               (i) the documents disclosed by Seller to Buyer pursuant Section 18 of these Supplemental Terms are either original documents or genuine and true copies thereof;

               (ii) Seller is a separate and independent corporate entity from the custodian named in the Custodial Agreement or any sub-custodian for any Purchased Securities, Seller does not own a controlling interest in such custodian or any such sub-custodian either directly or through Affiliates and no director or officer of Seller is also a director or officer of such custodian or any such sub-custodian;

              (iii) Seller shall be at the time it delivers any Purchased
                    Securities for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Purchased Securities free and clear of any lien, security interest, option or encumbrance except for the security interest created by the Agreement;

               (iv) each Purchased Security was originated by Conseco Finance directly or through its correspondent network in its ordinary course of business and has not been purchased in any bulk transaction, unless otherwise expressly approved by Buyer in writing;

               (v) each Purchased Security was underwritten in accordance with the written underwriting standards of Conseco Finance furnished by Seller to Buyer, and no material change to such underwriting standards has occurred since the date of the last written revision to such standards was furnished to Buyer by Seller;

               (vi) except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Purchased Securities for Transactions hereunder;

              (vii) since the date of the most recent financial statement of
                    Seller, delivered by it pursuant to Paragraph 10 hereof, there has been no material adverse change in the financial condition or results or operations of Seller;

             (viii) Seller has capital in an amount at least equal to
                    $1,000,000 in the form of cash or U.S. Treasury bills;

               (ix) Seller is in possession of a note of Conseco Finance, made payable to Seller in the amount of at least $1,000,000, which note is subordinated to all outstanding debt of Conseco Finance; and

               (x) the Purchased Securities conform to the type of Home Equity Loans, Home Improvement Loans and MH Contracts that are acceptable for securitization under prevailing market standards in Buyer's reasonable business judgment based upon, but not limited to, the criteria of loan to value ratio, combined loan to value ratio, debt to income ratio, note rate and credit score.

          (c) Seller makes the representations and warranties to Buyer concerning the MH Contracts, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit A-1 hereto, with respect to those MH Contracts constituting Chattel Paper, and Exhibit A-2 hereto, with respect to those MH Contracts constituting Land-and-Home Contracts. Seller further represents and warrants to Buyer that the Exhibit A-1 and A-2 representations and warranties, as applicable, shall continue to be true for all MH Contracts through the Repurchase Date of the related Transaction. The representations and warranties set forth at Exhibits A-1 and A-2 hereto are incorporated herein in their entirety.

          (d) Seller makes the representations and warranties to Buyer concerning the Home Equity Loans, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit B hereto. Seller further represents and warrants to Buyer that the Exhibit B representations and warranties shall continue to be true for all Home Equity Loans through the Repurchase Date of the related Transactions. The representations and warranties set forth at Exhibit B hereto are incorporated herein in their entirety.

          (e) Seller makes the representations and warranties to Buyer concerning the Home Improvement Loans, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit C hereto. Seller further represents and warrants to Buyer that the Exhibit C representations and warranties shall continue to be true for all Home Improvement Loans through the Repurchase Date of the related Transactions. The representations and warranties set forth at Exhibit C hereto are incorporated herein in their entirety.

          (f) Seller covenants and agrees to indemnify and hold harmless Buyer for all costs and expenses incurred by Buyer:

               (i) in the event that applicable law or regulations governing Transactions shall change so as to increase Buyer's transaction costs or impose taxes or any withholding requirement on Buyer; or

               (ii) in the event that Seller terminates any Transaction prior to its agreed upon Repurchase Date, which costs shall include, without limitation, (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (ii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such termination.

          The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

7.        EVENTS OF DEFAULT.

          (a) The term "Event of Default" shall, in addition to the definition set forth in the Master Repurchase Agreement, include the following events:

               (i) any governmental or self-regulatory authority shall take possession of Buyer or Seller or its property or appoint any receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i);

               (ii) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under the Agreement, shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within twenty-four
                    (24) hours;

              (iii) the Agreement shall for any reason cease to create either an ownership interest (which ownership interest shall be confirmed upon request of Buyer in an opinion of counsel provided by Seller) or a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby;

               (iv) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the defaulting party, and the same remains undischarged for a period of 60 days during which execution of such judgment is not effectively stayed;

               (v) any representation or warranty made by Seller or Buyer in the Agreement or the Custodial Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated or, in the case of continuing representations, shall be untrue in any material respect during the term of any Transaction under the Agreement;

               (vi) The capitalization of Seller shall at any time fail to comply with the structure set forth in Sections 6(b)(viii) and (ix) herein;

               (vii) Seller, Conseco Finance, Conseco, Inc. or CIHC Inc. (the
                    "Conseco Entities") shall have caused an Event of Default (as defined therein) under (a) the Agreement, (b) any swap, hedge or International Swap Dealers Association agreement (an "ISDA" Agreement) with the Buyer or any Affiliate of the Buyer which results in a net settlement payment (on a contract -by-contract basis) payable by any Conseco Entity of $10,000,000 or more, or (c) the Conseco, Inc. Bank Facilities, each dated as of September 22,2000; provided however, that a breach of the financial covenants under the agreements described in subclause (a) and (c) shall not constitute an Event of Default hereunder unless there is a failure on the part of such Conseco Entity to repay indebtedness or to make a net settlement payment (on a contract-by-contract basis) under such swap, hedge or ISDA Agreement with a party other than Buyer or an Affiliate of Buyer of, in each case, at least $50,000,000;

             (viii) The Guarantor shall no longer be a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with the power and authority to enter into and perform its obligations under the Guaranty;

               (ix) The Guaranty is no longer in full force and effect; and

               (x) Conseco Finance shall fail to maintain on a consolidated basis:

                         (1) minimum Adjusted Tangible Net Worth of at least
                    $1,950,000,000;

                         (2) GAAP Net Worth to Total Managed Receivables of not
                    less than 4:100;

                         (3) a ratio of Non-Warehouse Debt to GAAP Net Worth of
                    not more than 1:2 as measured on a quarterly basis;

                         (4) for the six-month period ending on the last day of
                    the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 1.0:1.0; and

                         (5) for the six-month period ending on the last day of
                    the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, a positive Operating Cash Flow.

          (b) Upon the occurrence and during the continuance of an Event of Default by Seller:

               (i) all rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Section 4 of these Supplemental Terms shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller;

               (ii) all payments which are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller;

               (iii) if requested by Buyer, Seller shall establish a lock-box account for receipt of payments on the Purchased Securities; and

               (iv) Buyer shall have the right but not the obligation to
                    purchase under the Purchase Agreement or other mutually agreeable document the Purchased Securities from Seller for a price net of amounts owed to Buyer hereunder.

          (c) Any sale of Purchased Securities under Paragraph 11 of the Master Repurchase Agreement shall be conducted in a commercially reasonable manner.

          (d) Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default.

8.        ADDITIONAL EVENTS OF TERMINATION.

          (a) At the option of Buyer, exercised by written notice to Seller and Conseco Finance, the Repurchase Date for each Transaction under the Agreement shall be deemed to immediately occur in the event that:

               (i) in the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Conseco Finance or Seller; provided, however, that this event shall cause the Repurchase Dates to immediately occur only for Transactions that were not the subject of a pre-existing written commitment between Buyer and Seller;

               (ii) Buyer shall request written assurances as to the financial well-being of Conseco Finance or Seller and such assurances shall not have been provided within twenty-four (24) hours of such request;

              (iii) The senior debt obligations or short-term debt obligations of Merrill Lynch & Co., Inc. shall be rated below the four highest grades by any nationally recognized statistical rating organization;

               (iv) A Change of Control of Conseco Finance shall occur; or

               (v)  A Change of Control of Conseco, Inc. shall occur.

          (b) The events specified in Section 8(a) of these Supplemental Terms which may, at the option of Buyer, cause an acceleration of the Repurchase Date for each Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

9. SUBSTITUTION. Paragraph 9 of the Master Repurchase Agreement is amended by adding at the end of the last subparagraph the following subparagraphs (c) and (d):

          (c) In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Securities for the Purchased Securities (securities shall be deemed to be substantially the same as Purchased Securities only if they are of the same or higher credit quality as the Purchased Securities, unless otherwise agreed to by the Buyer), Seller shall have the right, subject to the proviso to this sentence, upon ten (10) business days' prior written notice to Buyer, which notice shall be given at or prior to 10:00 a.m. (New York time), to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Securities and Buyer's transfer to Seller of such Purchased Securities, and after substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction subject to subparagraph (d) below.

          (d) In the event Seller exercises its right to substitute or terminate under sub-paragraph (c), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions;
          (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination; and/or (iv) performing due diligence with respect to substituted Securities, and (B) to the extent Buyer determines not to enter replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

10. FINANCIAL STATEMENTS. Seller shall cause Conseco Finance to furnish to Buyer the following:

          (a) Monthly. (i) As soon as available but not later than 30 days after the end of each month commencing with March 2001 financial information regarding Conseco Finance consisting of consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month, in each case certified by the chief executive officer, chief operating officer, chief financial officer or treasurer, or any other officer having substantially the same authority and responsibility, including any vice president with responsibility for or knowledge of financial matters (a "Responsible Officer"), of Conseco Finance as fairly presenting the consolidated financial position of Conseco Finance and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination ("GAAP"); (ii) as soon as available but not later than 15 days after the end of each month commencing with March 2001, a budget forecast for cash use by Conseco Finance for the two month period then commencing, setting forth sources and uses of such cash by Conseco Finance for such period, certified by a Responsible Officer of Conseco Finance; (iii) as soon as available but not later than 15 days after the end of each month commencing March 2001, a certificate of a Responsible Officer of Conseco Finance stating that, to the best knowledge of such officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which Conseco Finance proposes to take with respect thereto; and
               (iv) as soon as available but not later than the 20th day in each calendar month commencing with March 2001, an analysis of the aging (or other applicable measurement as agreed to by the parties) by each category of asset for all Purchased Securities;

          (b) Quarterly. (i) As soon as available but not later than 60 days after the end of each fiscal quarter of each of the first three fiscal quarters of each fiscal year, (A) financial information regarding Conseco Finance and its subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of Conseco Finance as fairly presenting the consolidated financial position of Conseco Finance and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, (B) forecasts prepared by management of Conseco Finance for each of the succeeding months for a twelve month period setting forth in reasonable detail the projected origination level, operating cost and estimate of the net interest margin assumptions and resulting cash flow, balance sheet and income statement as at the end of each such month and such twelve-month period, together with a statement of all the material assumptions on which such forecasts are based; and (C) a compliance certificate of a Responsible Officer of Conseco Finance setting forth in reasonable detail the calculations used in determining the financial covenants set forth in Paragraph 7 and demonstrating compliance with all such financial covenants;

          (c) Annual. As soon as available but not later than 120 days after the end of each fiscal year of Conseco Finance, (i) copies of the audited consolidated balance sheet of Conseco Finance and its subsidiaries and the unaudited consolidated balance sheet of Conseco Finance and its subsidiaries as at the end of such year and the related consolidated statements of earnings, shareholders' equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous fiscal year, and accompanied by an opinion of PricewaterhouseCoopers or another nationally recognized independent accounting firm which report shall state such audited consolidated financial statements present fairly the financial positions and result of operations of Conseco Finance and its subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein, (such opinion shall not be qualified or limited because of a restricted or limited examination by such auditors of any material portion of Conseco Finance's or any subsidiary's records); and (ii) a compliance certificate of a Responsible Officer of Conseco Finance setting forth in reasonable detail the calculations used in determining the financial covenants set forth in Paragraph 7 and demonstrating compliance with all such financial covenants for all applicable periods during such fiscal year.

11. USE OF PROCEEDS. Seller represents, warrants and covenants that the Purchase Price for any Purchased Securities will only be used for expenses directly related to Seller's core business.

12. MINIMUM AND MAXIMUM TRANSACTION AMOUNTS. The parties hereto agree and acknowledge that Transactions hereunder will be entered into by Buyer in its sole discretion and that Buyer is under no obligation to enter into any Transaction with Seller except to the extent otherwise provided in a written agreement between Buyer and Seller. With respect to any Transaction and without limiting the discretion of Buyer referred to in the foregoing sentence and in Paragraph 17 of these Supplemental Terms:

          (a) the minimum amount of any Transaction under this Agreement shall have a Purchase Price of $5,000,000;

          (b) the aggregate outstanding Purchase Price for all Purchased Securities shall not exceed $1,250,000,000 at any one time;

          (c) the aggregate outstanding Purchase Price for Purchased Securities that are Home Equity Loans shall not exceed $750,000,000 at any one time;

          (d) the aggregate outstanding Purchase Price for Purchased Securities that are MH Contracts shall not exceed $500,000,000 at any one time;

          (e) the aggregate outstanding Purchase Price for all Purchased Securities that are Home Improvement Loans shall not exceed $750,000,000;

          (f) the aggregate outstanding Purchase Price for all Purchased Securities that are Home Improvement Loans that are third lien positions shall not exceed $25,000,000;

          (g) the aggregate outstanding Purchase Price for all Purchased Securities that are Wet MH Contracts, Wet Home Equity Loans and Wet Home Improvement Loans shall not exceed $250,000,000; provided, however, that in no event shall such Purchase Price exceed 30% of the aggregate outstanding Purchase Price for all Purchased Securities for a period of more than ten (10) consecutive business days;

          (h) the aggregate outstanding Purchase Price for all Purchased Securities that have been re-purchased pursuant to clean-up calls under Structured Transactions shall not exceed $50,000,000;

          (i) the aggregate outstanding Purchase Price for all second lien Home Equity Loans and all second lien Home Improvement Loans at any time shall not exceed 20% of aggregate outstanding Purchase Price for all Home Equity Loans and Home Improvement Loans;

          (j) the aggregate outstanding Purchase Price for all Wet Chattel Paper shall not exceed $300,000,000; and

          (k) the aggregate outstanding Purchase Price for all High LTV HELOC Loans shall not exceed $20,000,000; and

          (l)  the aggregate outstanding Purchase Price for all loans subject to
               Section 226.32 of Regulation Z shall not exceed $62,500,000, with the first $31,250,000 at any time counted against the Committed Amount.

13. REPURCHASE PRICE; PRICE DIFFERENTIAL. The Repurchase Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue and be calculated on a daily basis for each Purchased Security (such calculation to be made on the basis of a 360-day year and the actual number of days elapsed). The Price Differential shall be payable weekly in arrears to Buyer with respect to each Purchased Security on the earlier of Friday of each week or the termination date for the related Transaction. The Price Differential for any Purchased Security shall be equal to the product of (i) the Purchase Price and (ii) the prevailing overnight rate on Federal funds (as reported on Page 5 of Telerate) existing at the opening of business on the date of calculation. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.

14.       ADDITIONAL INFORMATION.

          (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Purchased Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) business days after the date of such request.

          (b) Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may request.

          (c) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or its parent with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

          (d) Seller shall, upon Buyer's request, provide Buyer with up to date performance data on all Securities owned by Seller in such detail as Buyer shall reasonably request.

15. TERMINATION. Notwithstanding Paragraph 15 of the Master Repurchase Agreement and except as otherwise agreed in writing, this Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring one year after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer, Seller and Conseco Finance; and provided further, however, that no such party shall be obligated to agree to such an extension.

16.       MARGIN MAINTENANCE.

          (a) Paragraph 4(a) of the Master Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such paragraph is given at or prior to 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash prior to the close of business in New York City on the business day following the date of such notice.

          (b) Additional Purchased Securities that are transferred by Seller to Buyer pursuant to Paragraph 4(a) of the Master Repurchase Agreement shall be transferred to the Custodian for the benefit of Buyer pursuant to the provisions of the Custodial Agreement. Any cash transferred by Seller to Buyer shall be sent via wire transfer in immediately available funds to the account designated by Buyer.

17. TRANSACTIONS OPTIONAL. Except as otherwise agreed in writing, Buyer shall be under no obligation to enter into Transactions with Seller and the initiation of each Transaction is subject to the approval of Buyer in its sole discretion.

18. ADDITIONAL CONDITIONS. Prior to entering into the initial Transaction under this Agreement, Seller shall cause each of the following conditions to occur:

          (a) A Custodial Agreement relating to the Securities, in form and substance satisfactory to Buyer, shall have been executed and delivered by the parties thereto;

          (b) Seller shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller;

          (c) Seller shall, on the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Securities from Buyer in a repurchase transaction, an opinion of counsel, in form and substance satisfactory to Buyer and its counsel, concerning (i) the authorization and authority of Seller to enter into the Agreement and the Custodial Agreement and Transactions thereunder, (ii) the ownership interest or perfected security interest of Buyer or its agent in the Purchased Securities and (iii) such other matters as Buyer may reasonably require;

          (d)  Seller shall deliver to Buyer a fully executed Guaranty;

          (e) A copy of Conseco Finance's underwriting guidelines, current as of the date hereof; and

          (f) A copy of Seller's articles of incorporation certified by the Secretary of State of the State of Minnesota as of a recent date.

19.       SERVICING ARRANGEMENTS.

          (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Securities contemplated hereby, Seller shall cause Conseco Finance or an Affiliate of Conseco Finance to continue to service the Securities for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Securities pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that the obligation of Conseco Finance, or its Affiliate, to service the Securities for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

          (b) Conseco Finance, or its Affiliate, shall provide servicing reports to Buyer on a monthly basis or with such greater frequency as Buyer may require.

          (c) Conseco Finance, or its Affiliate, shall service the Securities and shall enforce its rights and the rights of the beneficial owner thereunder in accordance with the standards of a prudent lender in the manufactured housing industry, the home equity loan industry and the consumer finance industry, as applicable.

          (d) Conseco Finance, or its Affiliate, shall service all FHA/VA MH Contracts and all FHA/VA Home Equity and Home Improvement Loans in a manner such that such insurance or guarantee will not be impaired and will remain in full force and effect.

          (e) Buyer may, in its sole discretion if an Event of Default (or any breach of a representation, warranty or covenant that does not constitute an event of default), shall have occurred and be continuing, without payment of any termination fee or any other amount to any party and after the expiration of a cure period of 10 days, (i) sell its right to the Securities on a servicing released basis or (ii) terminate Conseco Finance, or its Affiliate, as servicer of the Securities with or without cause.

20. TRANSFERS TO THIRD PARTIES. Buyer and Seller agree that, notwithstanding any provision of the Agreement or the Custodial Agreement to the contrary, Buyer may engage in repurchase transactions with the Purchased Securities and may otherwise pledge or hypothecate the Purchased Securities, provided that no such transaction shall relieve Buyer of its obligations under the Agreement.

21. SINGLE AGREEMENT. Paragraph 12 of the Master Repurchase Agreement is amended by adding at the end thereof the following:

               "Buyer and Seller agree that, upon an Act of Insolvency by Buyer, on the one hand, or Seller or any of its Affiliates, on the other hand, or the default by Buyer, on the one hand, or Seller or any of its Affiliates, on the other hand, under any transaction with the other party hereto (the party to which such Act of Insolvency or default relates being herein referred to as "Party A" and the other party being referred to herein as "Party B"), Party B may:
               (a) liquidate any transaction between Party A and Party B, (b) reduce any amounts due and owing to Party A under this or any other transactions between Party A and Party B by setting off against such amounts any amounts due and owing to Party B by Party A, and (c) treat all security for any transactions between Party A and Party B as security for all transactions between Party A and Party B.

22. NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. Buyer and Seller hereby agree to submit to the courts of the State of New York in any action or proceeding arising out of this Agreement. Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

23. CROSS-COLLATERALIZATION; RIGHT OF SET-OFF. Buyer may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets of Seller held by Buyer or any Affiliate under any agreement and shall have a right of set-off against any amounts owed by Buyer or any Affiliate to Seller under any agreement. In addition, the parties agree that Buyer may, in its sole discretion upon the occurrence and during the continuation of an event of default under any other agreement to which Seller and Buyer or any of its Affiliates are parties, proceed against any assets held by Buyer hereunder and shall have a right of set-off against any amounts owed by Buyer to Seller.

24.       EXPENSES.

          Seller shall pay its own expenses and all reasonable out-of-pocket costs and expenses (including fees and disbursements of counsel) of Buyer incident to: (1) the preparation and negotiation of the Agreement, the Custodial Agreement, any documents relating thereto, any amendments or waivers thereto, (2) the protection of the rights of Buyer thereunder, (3) Buyer's due diligence review of the Mortgage Loans and the books and records of Seller relating thereto; up to a maximum amount of $35,000 per calendar year, and (4) the enforcement of payment of amounts due under the Agreement or the Custodial Agreement, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Seller.

          Seller agrees to pay the fees and expenses of Buyer's counsel by wire transfer in immediately available funds simultaneously with the effectiveness of the Agreement in an amount equal to $75,000. The parties agree that the Agreement shall not become effective until the condition set forth in the preceding sentence is satisfied. Notwithstanding any provision hereof to the contrary, the obligations of Seller under this Section 24 shall be effective and enforceable whether or not any Transaction remains outstanding and shall survive payment of all other obligations owed by Seller to Buyer.

25. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or other obligations hereunder may be assigned by Seller without prior written consent of Buyer or by Buyer without the consent of the Seller and any attempted or purported assignment hereof or thereof shall be void. Notwithstanding the foregoing, Buyer may, subject to the applicable law, assign any or all of its rights, but not its obligations hereunder, without consent of Seller, to an Affiliate of Buyer. In addition, nothing in this Paragraph 25 shall be construed to limit Buyer's right to pledge its interest in the Purchased Securities pursuant to Paragraph 20 without the consent of Seller provided that such right shall at all times remain subject to applicable law.

26. CONFIDENTIALITY. Seller and Conseco Finance each acknowledge that the Agreement, the Custodial Agreement and all related documents are confidential in nature and each agrees that, unless otherwise directed by a court of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with Buyer.

27. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

29. INCORPORATION OF TERMS. The Master Repurchase Agreement as supplemented by this Annex I and by Exhibits A-1, A-2, B, C and D and E shall be read, taken and construed as one and the same instrument.

30. OPINIONS OF COUNSEL. Seller shall, on the date of the first Transaction hereunder and, upon the request of Buyer, on the date on any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Contracts from Buyer in a repurchase transaction, opinions of counsel relating to this Agreement and the Guaranty reasonably satisfactory to Buyer.

                                                                     EXHIBIT A-1


                  Representations with respect to Chattel Paper

          For purposes of this Exhibit A-1, references to MH Contracts shall be deemed to be references to Chattel Paper.


          A. Payments. The scheduled payment of principal and interest for the most recent Due Date was made by or on behalf of the obligor (without any advance from Conseco Finance or any Person acting at the request of Conseco Finance) or was not delinquent for more than 30 days.

          B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

          C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

          D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          E. Insurance. Conseco Finance or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if the Conseco Finance has determined that no such policy exists, Conseco Finance has arranged for such insurance and has billed the related obligor through its loan account.

          F. Origination. Each MH Contract was originated by a manufactured housing dealer or Conseco Finance in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Conseco Finance in the regular course of its business.

          G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to the Custodian or the ownership of the MH Contracts by the Owner unlawful.

          H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by the Custodian or the Owner's ownership of the MH Contracts, and Conseco Finance shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

          I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

          J. Valid Security Interest. Each MH Contract creates a valid and enforceable perfected first priority security interest in favor of Conseco Finance in the manufactured home covered thereby as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract. Each such security interest has been assigned by Conseco Finance to the Custodian, and the Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

          K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.

          L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Conseco Finance purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Conseco Finance has not sold, assigned or pledged the MH Contract to any Person other than the Custodian.

          M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Conseco Finance has not waived any such default, breach, violation or event permitting acceleration.

          N. No Liens. There are, to the best of Conseco Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.

          O. Equal Installments. The MH Contract either has a fixed rate or is a Step-Up Rate Contract and provides for level monthly payments which fully amortize the loan over its term.

          P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

          Q. One Original. There is only one original executed MH Contract, which is held by the Custodian.

          R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 100%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Conseco Finance's underwriting guidelines in effect at the time the MH Contract was originated.

          S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

          T. Not Real Estate. The related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and such manufactured home is, to the best of Conseco Finance's knowledge, free of damage and in good repair.

          U. Notation of Security Interest. If the related manufactured home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such manufactured home is being applied for such title document will be issued within 180 days and will show, Conseco Finance as the holder of a first priority security interest in such manufactured home. If the related manufactured home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show Conseco Finance as secured party. In either case, the Custodian has the same rights as the secured party of record would have (if such secured party were still the owner of the MH Contract) against all Persons claiming an interest in such manufactured home.

          V. Qualified Mortgage for REMIC. Each MH Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

          W. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

          X. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.

          Y. Origination and Servicing. Each MH Contract was originated or purchased by Conseco Finance and is serviced by Conseco Finance or an Affiliate of Conseco Finance.

                                                                     EXHIBIT A-2


             Representations with respect to Land-and-Home Contracts

For purposes of this Exhibit A-2 references to MH Contracts shall be deemed to be references to Land-and-Home Contracts.


          A. Payments. The scheduled payment of principal and interest for the most recent Due Date was made by or on behalf of the obligor (without any advance from Conseco Finance or any Person acting at the request of Conseco Finance) or was not more than 30 days past due.

          B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

          C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

          D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          E. Insurance. Conseco Finance or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if the Conseco Finance has determined that no such policy exists, Conseco Finance has arranged for such insurance and has billed the related obligor through its loan account

          F. Origination. Each MH Contract was originated by a manufactured housing dealer or Conseco Finance in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Conseco Finance in the regular course of its business.

          G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to the Custodian or the ownership of the MH Contracts by the Owner unlawful.

          H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by the Custodian or the Owner's ownership of the MH Contracts, and Conseco Finance shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

          I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

          J. Interest in Real Property. Each mortgage related to a MH Contract is a valid first lien in favor of Conseco Finance on real property securing the amount owed by the obligor under the related MH Contract subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related MH Contract obtained by Conseco Finance and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. Conseco Finance has assigned all of its right, title and interest in such MH Contract and related mortgage, including the security interest in the manufactured home covered thereby, to the Custodian. The Custodian has and will have a valid and perfected and enforceable first priority security interest in such MH Contract. The MH Contract creates a valid and enforceable perfected first priority security interest in favor of Conseco Finance in the manufactured home covered thereby (to the extent such manufactured home is not considered real property) as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract; such security interest has been assigned by Conseco Finance to the Custodian, and the Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

          K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.

          L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Conseco Finance purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Conseco Finance has not sold, assigned or pledged the MH Contract to any Person other than the Custodian.

          M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Conseco Finance has not waived any such default, breach, violation or event permitting acceleration.

          N. No Liens. There are, to the best of Conseco Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.

          O. Equal Installments. The MH Contract either has a fixed rate or is a Step-Up Rate Contract and provides for level monthly payments which fully amortize the loan over its term.

          P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

          Q. One Original. There is only one original executed MH Contract, which is held by Custodian.

          R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 100%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Conseco Finance's underwriting guidelines in effect at the time the MH Contract was originated.

          S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

          T. Good Repair. The related manufactured home is, to the best of Conseco Finance's knowledge, free of damage and in good repair.

          U. Qualified Mortgage for REMIC. Each MH Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

          V. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

          W. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.

          X. Origination and Servicing. Each MH Contract was originated by Conseco Finance and is serviced by Conseco Finance or an Affiliate of Conseco Finance and such related MH Contract is owned by Conseco Finance or an Affiliate of Conseco Finance.

                                                                       EXHIBIT B


                          Representations with respect
                              to Home Equity Loans
                            -----------------------


          A. Payments. The scheduled payment of principal and interest due under the Home Equity Loan with respect to the prior Due Date was made on or before such Due Date by or on behalf of the obligor (without any advance from Conseco Finance or any Person acting at the request of Conseco Finance) or was not delinquent for more than 30 days after such Due Date.

          B. No Waivers. The terms of the Home Equity Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Home Equity Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien and/or security interest, as applicable, of the Home Equity Loan have been paid.

          C. Binding Obligation. The Home Equity Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. Conseco Finance has delivered, or caused to be delivered, to the Custodian the original Mortgage, with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a true copy of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the real property is located.

          D. No Defenses. The Home Equity Loan is not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Home Equity Loan or the exercise of any right thereunder will not render the Home Equity Loan unenforceable in whole or in part or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

          E. Insurance. All improvements on the related real property are covered by a hazard insurance policy. All premiums due on such insurance have been paid in full.

          F. Origination. The Home Equity Loan was originated by a home equity lender or Conseco Finance in the regular course of its business and, if originated by a home equity lender, was purchased by Conseco Finance in the regular course of its business.

          G. Lawful Assignment. The Home Equity Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Home Equity Loan to Custodian or the ownership of the Home Equity Loans by the Owner thereof unlawful or make the Home Equity Loan unenforceable.

          H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Home Equity Loan have been complied with and such compliance is not affected by the holding of the Home Equity Loans by Custodian or the Owners' ownership of the Home Equity Loans, and Conseco Finance shall for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

          I. Home Equity Loan in Force. The Home Equity Loan has not been satisfied or subordinated in whole or in part or rescinded, and the real property securing the Home Equity Loan has not been released from the lien of the Home Equity Loan in whole or in part.

         J. Valid Lien. The Home Equity Loan has been duly executed and delivered by the obligor and the related Mortgage is a valid and subsisting first or second lien on the property therein described; any related Mortgage has been assigned by Conseco Finance to Custodian, and Custodian has and will have, on behalf of the Owners of the Home Equity Loans, a valid and subsisting lien on the property therein described. Conseco Finance has full right to sell and assign the Home Equity Loans to Custodian.

          K. Capacity of Parties. All parties to the Home Equity Loan had capacity to execute the Home Equity Loan.

          L. Good Title. Prior to transfer to Custodian, Conseco Finance is the sole owner of the Home Equity Loan and has the authority to sell, transfer and assign the Home Equity Loan. Conseco Finance has not sold, assigned or pledged the Home Equity Loan to any Person other than the Custodian.

          M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Home Equity Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Home Equity Loan. Conseco Finance has not waived any such default, breach, violation or event permitting acceleration.

          N. No Liens. There are, to the best of Conseco Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the real property securing the Home Equity Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Home Equity Loan.

          O. Equal Installments. The Home Equity Loan has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

          P. Enforceability. The Home Equity Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

          Q. One Original. There is only one original executed Home Equity Loan note, and it has been delivered to the Custodian.

          R. Primary Resident. At the time of origination of the Home Equity Loan, the obligor was the primary resident of the related real property.

          S. Qualified Mortgage for REMIC. Each Home Equity Loan that is secured by a Mortgage on the property described therein is a "qualified mortgage" under
Section 860G(a)(3) of the Code.

          T. Proceedings. There is no proceeding pending or, to Conseco Finance's knowledge, threatened for the total or partial condemnation of collateral securing a Home Equity Loan.

          U. Marking Records. Conseco Finance has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Home Equity Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

          V. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Home Equity Loans.

          W. Real Property. Each mortgaged property is improved by a single family dwelling which constitutes real property under state law and is the principal residence of the obligor.

                                                                       EXHIBIT C


                          Representations with respect
                            to Home Improvement Loans


          A. Payments. The scheduled payment of principal and interest due under the Home Improvement Loan with respect to the prior Due Date was made on or before such Due Date by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days after such Due Date.

          B. No Waivers. The terms of the Home Improvement Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Home Improvement Loan File (as defined in the Custodial Agreement). All costs, fees and expenses incurred in making, closing and perfecting the lien and/or security interest, as applicable, of the Home Improvement Loan have been paid.

          C. Binding Obligation. The Home Improvement Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. Seller has delivered, or caused to be delivered, to the Custodian the original Mortgage, with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a true copy of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the real property is located.

          D. No Defenses. The Home Improvement Loan is not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Home Improvement Loan or the exercise of any right thereunder will not render the Home Improvement Loan unenforceable in whole or in part or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

          E. Insurance. In the case of Home Improvement Loans, all improvements on the related real property are covered by a hazard insurance policy. All premiums due on such insurance have been paid in full.

          F. Origination. The Home Improvement Loan was originated by a home improvement contractor or Seller in the regular course of its business and, if originated by a home improvement contractor, was purchased by Seller in the regular course of its business.

          G. Lawful Assignment. The Home Improvement Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Home Improvement Loan to Custodian or the ownership of the Home Improvement Loans by the Owner thereof unlawful or make the Home Improvement Loan unenforceable.

          H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws and the FHA regulations, applicable to the Home Improvement Loan have been complied with and such compliance is not affected by the holding of the Home Improvement Loans by Custodian or the Owner's ownership of the Home Improvement Loans, and Seller shall for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

          I. Home Improvement Loan in Force. The Home Improvement Loan has not been satisfied or subordinated (except for such subordination as may be allowed under FHA regulations) in whole or in part or rescinded, and the real property securing the Home Improvement Loan has not been released from the lien of the Home Improvement Loan in whole or in part.

          J. Valid Lien. The Home Improvement Loan has been duly executed and delivered by the obligor and either the related Mortgage is a valid and subsisting first, second or third lien on the property therein described or the Home Improvement Loan is an unsecured borrowing of the obligor; any related Mortgage has been assigned by Seller to Custodian, and Custodian has and will have, on behalf of the Owners of the Home Improvement Loans, a valid and subsisting lien on the property therein described. Seller has full right to sell and assign the Home Improvement Loans to Custodian.

          K. Capacity of Parties. All parties to the Home Improvement Loan had capacity to execute the Home Improvement Loan.

          L. Good Title. Prior to transfer to Custodian, Seller is the sole owner of the Home Improvement Loan and has the authority to sell, transfer and assign the Home Improvement Loan. Seller has not sold, assigned or pledged the Home Improvement Loan to any Person other than the Custodian.

          M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Home Improvement Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Home Improvement Loan. Seller has not waived any such default, breach, violation or event permitting acceleration.

          N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the real property securing the Home Improvement Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Home Improvement Loan.

          O. Equal Installments. The Home Improvement Loan has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

          P. Enforceability. The Home Improvement Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

          Q. One Original. There is only one original executed Home Improvement Loan contract and note, each of which has been delivered to the Custodian.

          R. Primary Resident. At the time of origination of the Home Improvement Loan, the obligor was the primary resident of the related real property.

          S. Qualified Mortgage for REMIC. Each Home Improvement Loan that is secured by a Mortgage on the property described therein is a "qualified mortgage" under Section 860G(a)(3) of the Code.

          T. Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of collateral securing a Home Improvement Loan.

          U. Marking Records. Seller has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Home Improvement Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

          V. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Home Improvement Loans.

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                                                                       EXHIBIT D

                              CONSECO FINANCE CORP.

                                                                  April __, 2001

Merrill Lynch Mortgage Capital Inc.
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Ladies and Gentlemen:

          This letter will confirm that Conseco Finance Corp. ("Guarantor"), agrees to absolutely and unconditionally guaranty to Merrill Lynch Mortgage Capital Inc. ("Buyer"), and any of its assignees (together with Buyer, the "Beneficiary"), the full and prompt payment and performance of up to ten (10%) percent of all of the obligations, undertakings and liabilities of Green Tree Finance Corp. - Three ("Seller") arising under the terms and provisions of a Master Repurchase Agreement (the "Master Repurchase Agreement"), dated as of April __, 2001, as amended from time to time, by and between Seller and Buyer (such obligations, undertakings and liabilities are herein referred to as the "Guarantied Obligations"). Guarantor hereby expressly consents to any amendment to the Master Repurchase Agreement as may be agreed upon by Seller and Buyer and waives notice of any such amendment. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Master Repurchase Agreement.

          Guarantor hereby represents and warrants to you that Seller is an indirect wholly-owned subsidiary of Guarantor.

          Guarantor hereby agrees that if Seller shall fail at any time to make due and punctual payment to the Beneficiary of any Guarantied Obligation or if Seller shall fail at any time to perform any other Guarantied Obligation to the Beneficiary, Guarantor will immediately forthwith pay such amount and perform such obligation upon verbal or written demand therefor.

          Guarantor covenants and agrees to immediately notify Buyer if a representation, warranty or covenant of Seller under the Master Repurchase Agreement has been breached or if an Event of Default shall have occurred.

          Guarantor hereby waives any requirement that the Beneficiary take legal action against Seller before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding the Seller or the Seller seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Seller; waives any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Guarantied Obligation and any delay by the Beneficiary in exercising any of its rights hereunder, Guarantor covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of all Guarantied Obligations incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by Seller is avoided or must otherwise be restored by the Beneficiary. Guarantor hereby further consents to any renewal or modification of any Guarantied Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

          Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder.

          This is a continuing guaranty and will remain in effect until thirty
(30) days after written notice of termination is received by Merrill Lynch Mortgage Capital Inc., Merrill Lynch World Headquarters, World Financial Center, North Tower, 22nd Floor, New York, New York 10281, Attention: James B. Cason. Any such termination shall not affect or reduce Guarantor's obligations hereunder for any liability of Seller that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to Buyer under the Master Repurchase Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or Buyer of Guarantor.

          This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Master Repurchase Agreement or the Note shall be submitted to arbitration before the American Arbitration Association, (ii) the arbitration proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Guarantor hereby submits to the jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Master Repurchase Agreement or the Note shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

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          Any demand by Buyer for payment or performance by Guarantor shall be by a written demand to Guarantor, which shall be deemed to have been duly given if made by facsimile transmission to Conseco Finance Corp., [ADDRESS],
Attention: Cheryl Collins, Phone: (651) 293-3410, Fax: (651) 293-5696 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to Attention: Cheryl Collins.

                                  Very truly yours,

                                  CONSECO FINANCE CORP.

                                  By: ________________________________________
                                  Name: ______________________________________
                                  Title: _____________________________________